POWER OF ATTORNEY

                  The undersigned Officers and Directors of FRANKLIN MUTUAL SERIES FUND INC. (the "Registrant") hereby appoint Harmon Burns, Bruce G. Leto, Murray L. Simpson, Barbara J. Green, David P. Goss, Karen L. Skidmore, Steven J. Gray, Bradley Takahashi, and Leiann Nuzum (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement on Form N-1A under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, covering the sale of shares by the Registrant under prospectuses becoming effective after this date, including any amendment or amendments increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereto.

       This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

         The undersigned Officers and Directors hereby execute this Power of Attorney as of this 26th day of February 2002.


/s/ Edward I. Altman                        /s/ Ann Torre Grant
---------------------------------           ------------------------------
Edward I. Altman, Ph.D., Director           Ann Torre Grant, Director

/s/ Andrew H. Hines, Jr.                    /s/ William J. Lippman
---------------------------------           ------------------------------
Andrew H. Hines, Jr. Director               William J. Lippman, Director

/s/ Bruce A. MacPherson                     /s/ Fred R. Millsaps
---------------------------------           ------------------------------
Bruce A. MacPherson, Director               Fred R. Millsaps, Director

/s/ Charles Rubens II                       /s/ Leonard Rubin
---------------------------------           ------------------------------
Charles Rubens II, Director                 Leonard Rubin, Director

/s/ Robert E. Wade                          /s/ Peter A. Langerman
---------------------------------           ------------------------------
Robert E. Wade, Director                    Peter A. Langerman, Chairman of
                                            the Board & Director

/s/ David J. Winters                        /s/ Bruce Rosenberg
---------------------------------           ------------------------------
David J. Winters, President & Director      Bruce Rosenberg, Treasurer